Exhibit 32.1

CERTIFICATION OF
PRESIDENT, CHIEF EXECUTIVE OFFICER AND INTERIM CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SouthPeak Interactive Corporation (the “Company”) on Form 10-Q/A for the period ending March 31, 2009 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, Melanie Mroz, President, Chief Executive Officer and Interim Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 11, 2009	/s/ Melanie Mroz
Melanie Mroz
President, Chief Executive Officer and
Interim Chief financial Officer